Exhibit 10.1

FOUNDER SUPPORT AGREEMEN

This FOUNDER SUPPORT AGREEMENT, dated as of July 7, 2022 (this “Agreement”), by and among KINGSWOOD ACQUISITION CORP., a Delaware corporation (“SPAC”), BINAH CAPITAL GROUP, INC., a Delaware corporation (“Holdings”), WENTWORTH MANAGEMENT SERVICES LLC, a Delaware limited liability company (the “Company”), and Kingswood Global Sponsor, LLC (the “Sponsor Support Holder”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement (as defined below).

WHEREAS, SPAC, Holdings, Kingswood Merger Sub, Inc, a Delaware corporation and a wholly-owned subsidiary of Holdings (“Kingswood Merger Sub”), Wentworth Merger Sub, LLC, a Delaware limited liability company and a wholly-owned subsidiary of Holdings (“Wentworth Merger Sub”), and certain other persons propose to enter into, simultaneously herewith, an agreement and plan of merger (the “Merger Agreement”; terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), a copy of which has been made available to the Sponsor Support Holder, which provides, among other things, that, upon the terms and subject to the conditions thereof, Kingswood Merger Sub will be merged with and into SPAC (the “Kingswood Merger”), with SPAC surviving the Kingswood Merger as a wholly owned subsidiary of Holdings, and Wentworth Merger Sub will be merged with and into the Company (the “Wentworth Merger”), with the Company surviving the Wentworth Merger as wholly-owned subsidiary of Holdings;

WHEREAS, as of the date hereof, the Sponsor Support Holder owns of record the number of shares of SPAC Common Stock as set forth opposite the Sponsor Support Holder’s name on Exhibit A hereto (all such shares of SPAC Common Stock and any SPAC Common Stock of which ownership of record or the power to vote is hereafter acquired by the Sponsor Support Holder being referred to herein as the “Shares”); and

WHEREAS, as of the date hereof, the Sponsor Support Holder owns of record the number of SPAC Shares and SPAC Private Placement Warrants as set forth opposite the Sponsor Support Holder’s name on Exhibit A hereto; and

WHEREAS, in order to induce Holdings, SPAC and the Company to enter into the Merger Agreement, the Sponsor Support Holder are executing and delivering this Agreement to SPAC and the Company.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Sponsor Support Holder (severally and not jointly), the Company and SPAC hereby agrees as follows:

1.	Agreement to Vote. The Sponsor Support Holder, with respect to its Shares, severally and not jointly, agrees to execute such documents or certificates as the Company may reasonably request in connection therewith to vote at any meeting of the stockholders of SPAC, and in any action by written consent of the stockholders of SPAC, to approve the Merger Agreement, all of the Sponsor Support Holder’s Shares (a) in favor of the approval and adoption of the Merger Agreement, the transactions contemplated by the Merger Agreement and this Agreement, (b) in favor of any other matter reasonably necessary to the consummation of the transactions contemplated by the Merger Agreement and considered and voted upon by the stockholders of SPAC, and (c) against any action, agreement or transaction (other than the Merger Agreement or the transactions contemplated thereby) or proposal that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of SPAC under the Merger Agreement (including, without limitation, the covenants listed on Section 6.03 of the Merger Agreement) or that would reasonably be foreseeable to result in the failure of the transactions contemplated by the Merger Agreement from being consummated. The Sponsor Support Holder acknowledges receipt and review of a copy of the Merger Agreement.

2.	Transactions Relating to Sponsor Support Holder.

(a)	The Sponsor Support Holder, severally and not jointly, agrees that it shall not, directly or indirectly, (a) sell, assign, transfer (including by operation of law), lien, pledge, dispose of or otherwise encumber any of the Shares or SPAC Private Placement Warrants or otherwise agree to do any of the foregoing (unless the transferee agrees to be bound by this Agreement), (b) deposit any Shares or SPAC Private Placement Warrants into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement, (c) enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition or sale, assignment, transfer (including by operation of law) or other disposition of any Shares or SPAC Private Placement Warrants (unless the transferee agrees to be bound by this Agreement), (d) undertake additional Sponsor Loans, increase or otherwise lend any further amounts under the Sponsor Loans, exercise or convert any of the Sponsor Loans, or transfer, sell or assign any amount of the Sponsor Loans, (e) enter into, renew or amend in any material respect, any transaction or Contract with SPAC, Holdings, or any Affiliate thereof, or (f) take any action or fail to take any action that would have the effect of preventing or disabling the Sponsor Support Holder from performing its obligations hereunder or any action reasonably likely to impair or impede the Closing under the Merger Agreement, or cause the failure of the conditions set forth in Article VIII thereof.

(b)	Section 2(a) above shall not apply to actions taken by the Sponsor Support Holder expressly permitted by the Merger Agreement and in furtherance of the consummation of the transactions contemplated thereby. Further, the Sponsor Support Holder shall (i) use commercially reasonable best efforts to effectuate the PIPE Investment (including, without limitation, the actions contemplated by Sections 2.12 and 7.10 of the Merger Agreement) and to consummate the transactions contemplated by the Merger Agreement in accordance with the terms thereof (including, without limitation, to cause the SPAC and Holdings to comply with the covenants listed on Section 6.03 of the Merger Agreement), and (ii), without limiting Section 4 hereof, acknowledges and agrees and to the terms of Section 2.09(d) of the Merger Agreement with respect to its SPAC Private Placement Warrants.

3.	Representations and Warranties. The Sponsor Support Holder, severally and not jointly, represents and warrants for and on behalf of itself to the Company as follows:

(a)	The execution, delivery and performance by the Sponsor Support Holder of this Agreement and the consummation by the Sponsor Support Holder of the transactions contemplated hereby do not and will not (i) conflict with or violate any Law or Order applicable to the Sponsor Support Holder, (ii) require any consent, approval or authorization of, declaration, filing or registration with, or notice to, any person or entity, (iii) result in the creation of any Lien on any Shares or SPAC Private Placement Warrants (other than pursuant to this Agreement or transfer restrictions under applicable securities laws or the organizational documents of the Sponsor Support Holder), or (iv) conflict with or result in a breach of or constitute a default under any provision of the Sponsor Support Holder’s organizational documents.

(b)	The Sponsor Support Holder owns of record and has good, valid and marketable title to the Shares and SPAC Private Placement Warrants set forth opposite the Sponsor Support Holder’s name on Exhibit A free and clear of any Lien (other than pursuant to this Agreement or transfer restrictions under applicable securities Laws or the organizational documents of the Sponsor Support Holder) and has the sole power (as currently in effect) to vote such Shares and SPAC Private Placement Warrants.

(c)	The Sponsor Support Holder has the power, authority, and capacity to execute, deliver and perform this Agreement and that this Agreement has been duly authorized, executed and delivered by the Sponsor Support Holder.

4.	Forfeiture of SPAC Private Placement Warrants. The Sponsor Support Holder who owns SPAC Private Placement Warrants hereby irrevocably agrees to the terms of Section 2.09(d) of the Merger Agreement with respect to the SPAC Private Placement Warrants, including that, if the Effective Time occurs, a proportionate share of its SPAC Private Placement Warrants (based upon the number of SPAC Private Placement Warrants owned by the Sponsor Support Holder and the aggregate number of SPAC Private Placement Warrants outstanding) shall be forfeited and cancelled by action pursuant the Merger Agreement, without any payment to the Sponsor Support Holder or any further action by the SPAC, Continental Stock Transfer & Trust Company, a New York corporation, as warrant agent (in such capacity, the “Warrant Agent”) or the Sponsor Support Holder, in accordance with the provisions of this Section 4:

(a)	Subject to Sections 2.09(d)(ii) and (d)(iii) of the Merger Agreement, the aggregate number of issued and outstanding SPAC Private Placement Warrants held by the Sponsor Support Holder shall be adjusted in the following manner: (1) if the aggregate of the Trust Cash and PIPE Proceeds is less than $15,000,000 then 100% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited; (2) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $15,000,000 but less than $17,500,000 then 90% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited; (3) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $17,500,000 but less than $20,000,000 then 80% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited; (4) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $20,000,000 but less than $22,500,000 then 70% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited; (5) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $22,500,000 but less than $25,000,000 then 60% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited; (6) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $25,000,000 but less than $27,500,000 then 50% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited; (7) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $27,500,000 but less than $30,000,000 then 40% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited; (8) if the aggregate of the Trust Cash and PIPE Proceeds is equal to or greater than $30,000,000 then 0% of the SPAC Private Placement Warrants held by the Sponsor Support Holder shall be forfeited.

(b)	The Sponsor Support Holder who owns SPAC Private Placement Warrants hereby irrevocably appoints the Chief Executive Officer of the SPAC (the “Attorney”) as its attorney-in-fact, with full power of substitution and resubstitution, to perform and cause to be performed on behalf of the Sponsor Support Holder all such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities to cancel and terminate the SPAC Private Placement Warrants forfeited in accordance with Section 4(a) above and Section 2.09(d) of the Merger Agreement (including, without limitation, any Holdings Private Warrant Issuance and conversion of SPAC Private Placement Warrants pursuant to Section 2.09(d)(v) of the Merger Agreement), including giving notice, on the Sponsor Support Holder’s behalf, to the Warrant Agent, of the cancellation and termination of such warrants. This power of attorney granted by the Sponsor Support Holder shall be irrevocable and shall be deemed to be coupled with an interest. The power of attorney granted by the Sponsor Support Holder herein is a durable power of attorney and shall survive the dissolution, insolvency or bankruptcy of the Sponsor Support Holder. The power of attorney granted hereunder shall remain in effect following the termination of this Agreement for such period as is necessary to effect the cancellation and termination of the SPAC Private Placement Warrants provided for herein.

5.	Termination. This Agreement and the obligations of the Sponsor Support Holder under this Agreement shall automatically terminate upon the earliest of: (a) the Effective Time; (b) the termination of the Merger Agreement in accordance with its terms; and (c) the mutual agreement of the Company and SPAC. Upon termination or expiration of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, such termination or expiration shall not relieve any party from liability for any willful breach of this Agreement occurring prior to its termination.

6.	Miscellaneous.

(a)	Except as otherwise provided herein or in the Merger Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated hereby are consummated.

(b)	All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6(b)):

If to Holdings or SPAC:

Kingswood Acquisition Corp.
17 Battery Place, Room 625
New York, NY 10004

Attention: Michael Nessim

Email: mnessim@kingswoodus.com

with a copy to:

Shearman & Sterling, LLP
401 9th Street, NW, Suite 800

Washington, DC 20004-2128
Attention: Christopher M. Zochowski; Bradley Noojin
E-mail: chris.zochowski@shearman.com and brad.noojin@shearman.com

If to the Company, to:

Wentworth Management Services LLC
One Cowboys Way Suite 490

Frisco, TX 75034

Attention: Craig Gould

Email: Craig.Gould@clsecurities.com

with a copy to:

McDermott Will & Emery LLP
One Vanderbilt Avenue

New York, NY 10017-3852
Attention: Ari Edelman and Griffin Doty
E-mail: Aedelman@mwe.com; Gdoty@mwe.com

If to the Sponsor Support Holder, to the address set forth for Sponsor Support Holder on the signature pages hereof.

(c)	If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to affect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(d)	This Agreement and the Merger Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

(e)	This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(f)	The parties hereto agree that irreparable damage may occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity. Each of the parties agrees that it shall not oppose the granting of an injunction, specific performance, and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity. Any party seeking an injunction or injunctions to prevent breaches or threatened breaches of, or to enforce compliance with this Agreement when expressly available pursuant to the terms of this Agreement shall not be required to provide any bond or other security in connection with any such Order.

(g)	This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction. All actions, suits, or proceedings (collectively, “Action”). All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court having jurisdiction within the State of New York. The parties hereto hereby (i) submit to the to the exclusive jurisdiction of federal or state courts within the State of New York for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (ii) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereunder may not be enforced in or by any of the above-named courts.

(h)	This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

(i)	Without further consideration, each party shall use commercially reasonable efforts to execute and deliver or cause to be executed and delivered such additional documents and instruments and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

(j)	This Agreement shall not be effective or binding upon the Sponsor Support Holder until such time as the Merger Agreement is executed.

(k)	If, and as often as, there are any changes in SPAC or the SPAC Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization, recapitalization or business combination, or by any other means, equitable adjustment shall be made to the provisions of this Agreement as may be required so that the rights, privileges, duties and obligations hereunder shall continue with respect to SPAC, the Sponsor Support Holder and the Shares or SPAC Private Placement Warrants as so changed.

(l)	Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each of the parties hereto (i) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (ii) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the transactions contemplated hereby, as applicable, by, among other things, the mutual waivers and certifications in this Paragraph (l).

(m)	Each of the parties hereto shall, and shall cause their respective Affiliates to, execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

KINGSWOOD ACQUISITION CORP.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer
WENTWORTH MANAGEMENT SERVICES LLC

By:	/s/ Craig Gould
Name:	Craig Gould
Title:	President
BINAH CAPITAL GROUP, INC.

By:	/s/ Michael Nessim
Name:	Michael Nessim
Title:	Chief Executive Officer

SPONSOR SUPPORT HOLDER

KINGSWOOD GLOBAL SPONSOR, LLC

By:	/s/ Gary Wilder
Name:	Gary Wilder
Title:	Authorized Person

Address:	17 Battery Place, Room 625 New York, NY 10004